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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



    We have issued our reports dated February 15, 2002, accompanying the consolidated financial statements and schedule of BrightStar Information Technology Group, Inc. and for each of the two years then ended, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said reports in the Company's Registration Statements on Form S-8 (File No. 333-42230, effective July 26, 2000 and File No. 333-37774, effective May 24, 2000) and Form S-3 (File No. 333-60394, effective June 15, 2001.)



/s/ Grant Thornton LLP


San Jose, California
March 19, 2003